                                                                    EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 13, 1999 on the consolidated financial statements of Minden Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997 and for each of the years in the three-year period year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.


                                            /s/ Heard, McElroy & Vestal, L.L.P.

Shreveport, Louisiana
November 15, 1999